SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – September 22, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on March 11, 2008 Central European Distribution Corporation (the “Company”) and certain of its affiliates entered into a Share Sale and Purchase Agreement (the “Original SPA”) and certain other agreements with White Horse Intervest Limited, a British Virgin Islands Company (“Seller”), and certain of Seller’s affiliates, pursuant to which the Company acquired from Seller 85% of the share capital of Copecresto Enterprises Limited, a Cypriot company (“Copecresto”). Copecresto holds various beverage production and distribution assets in Russia, including the “Parliament” and “999,9” vodka brands.

On September 22, 2009, the Company and certain of its affiliates and Seller and certain of Seller’s affiliates entered into (i) an Amendment to the Original SPA (the “Amendment”) and (ii) a Share Sale and Purchase Agreement (the “Minority Acquisition SPA”, and together with the Amendment, the “Transactions”). Pursuant to the Transactions, on September [25], 2009, the Company, through Bols sp. z o.o., a Polish limited liability company and an indirect wholly-owned subsidiary of the Company (“Bols”), acquired from Seller the remaining 15% of the share capital of Copecresto.

Each of the material agreements relating to the Transactions is summarized in greater detail below.

Amendment to the Original SPA

On September 22, 2009, the Company entered into the Amendment by and among the Company, Seller, William V. Carey, Chairman, President and Chief Executive Officer of the Company, and Bols. Under the terms of the Amendment, certain post-closing obligations in the Original SPA regarding payment for certain assets were finalized in order to facilitate completion of the transactions contemplated by the Original SPA, in connection with the completion of the Company’s acquisition of Copecresto pursuant to the Minority Acquisition SPA. In connection with the Amendment, the Company will pay to Seller in October, 2009 remaining consideration for such assets of approximately $16.9 million.

The foregoing summary of the Amendment and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Amendment. The Amendment is attached hereto as Exhibit 2.1 and is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Amendment, the text of the Amendment shall control.

Minority Acquisition SPA

On September 22, 2009, Bols and Seller entered into the Minority Acquisition SPA. Under the terms of the Minority Acquisition SPA, upon the closing thereof on September 25, 2009, the Company, through Bols, acquired the remaining 15% of the share capital of Copecresto from Seller for a total consideration of $70,167,734. In addition, on September 25, 2009, in connection with the closing of the Minority Acquisition SPA, the Shareholders Agreement, dated March 13, 2008, by and among the Company, Bols, Seller and Copecresto was terminated (a description of which was previously disclosed on March 11, 2008). The Minority Acquisition SPA contains certain customary representations, warranties and covenants for a transaction of this type.

Mr. Sergey Kupriyanov, a member of the Board of Directors of the Company, has an indirect, minority interest in Copecresto and as a result thereof has approximately a 22% interest in the sum of the total payment estimate under the Amendment and the Minority Acquisition SPA. The price terms under the Amendment and the Minority Acquisition SPA were determined based on negotiations among the parties at arms-length.

The foregoing summary of the Minority Acquisition SPA and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the full text of the Minority Acquisition SPA. The Minority Acquisition SPA is attached hereto as Exhibit 2.2 and is incorporated herein by reference. In the event of any conflict between the foregoing summary and the full text of the Minority Acquisition SPA, the text of the Minority Acquisition SPA shall control.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8–K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment to Share Sale and Purchase Agreement, dated September 22, 2009, by and among White Horse Intervest Limited, William V. Carey, Central European Distribution Corporation and Bols Sp. z o.o.

2.2	Share Sale and Purchase Agreement, dated September 22, 2009, by and among Bols Sp. z o.o. and White Horse Intervest Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: September 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment to Share Sale and Purchase Agreement, dated September 22, 2009, by and among White Horse Intervest Limited, William V. Carey, Central European Distribution Corporation and Bols Sp. z o.o.

2.2	Share Sale and Purchase Agreement, dated September 22, 2009, by and among Bols Sp. z o.o. and White Horse Intervest Limited.